                                                                   EXHIBIT 99.2



                 HERCULES RIG CORP.

                 FINANCIAL STATEMENTS
                 AS OF DECEMBER 31, 1996
                 TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Shareholder of
Hercules Rig Corp.:

We have audited the accompanying balance sheets of Hercules Rig Corp. (a Texas corporation) (the Company) as of December 31, 1995 and 1996, and the related statements of income, shareholder's equity and cash flows for the period from inception, April 6, 1994, through December 31, 1994, and for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 4 of the accompanying financial statements, the Company has extensive transactions and relationships with an affiliated company, Hercules Offshore Corporation (HOC). Because of this relationship, the terms of the transactions are not necessarily indicative of those that would result from transactions among wholly unrelated parties. The Company has chartered its two rigs to HOC at day rates which based on current circumstances and assuming no other changes, are insufficient to enable the Company to meet its obligations of $12 million maturing on January 3, 2000, and the Company's note payable to HOC of approximately $1.7 million maturing on January 1, 1999.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hercules Rig Corp. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the period from inception, April 6, 1994, through December 31, 1994, and for the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                           ARTHUR ANDERSEN LLP

Houston, Texas
June 27, 1997

                               HERCULES RIG CORP.


                                 BALANCE SHEETS

                                                                           December 31
                                                                  ------------------------------    April 30,
                                                                      1995             1996           1997
                                                                  --------------   -------------  ------------
                              ASSETS                                                               (Unaudited)
                              ------
CURRENT ASSETS:
  Cash                                                             $        100    $        325    $         68
  Receivables from HMSC, net of valuation allowance (Note 4)             31,140            -               -
  Receivable from shareholder                                               -           349,467         349,467
                                                                   ------------    ------------    ------------
                  Total current assets                                   31,240         349,792         349,535

RIGS AND EQUIPMENT, net of accumulated depreciation                  11,048,870      10,793,409      25,170,037

OTHER ASSETS                                                            153,340          11,901          10,138
                                                                   ------------    ------------    ------------
                                                                   $ 11,233,450    $ 11,155,102    $ 25,529,710
                                                                   ============    ============    ============

               LIABILITIES AND SHAREHOLDER'S EQUITY
               ------------------------------------

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities                         $    487,851    $    241,968    $    230,095
  Note payable                                                        3,817,822          -               -
  Current portion of capital lease obligation                            -               -            1,668,531
                                                                   ------------    ------------    ------------
                  Total current liabilities                           4,305,673         241,968       1,898,626

AMOUNTS DUE TO HOC (Note 4)                                           1,624,454       1,667,974       1,968,132

CAPITAL LEASE OBLIGATION, long term                                      -               -           12,701,155
                                                                   ------------    ------------    ------------
                  Total liabilities                                   5,930,127       1,909,942      16,567,913

COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY:
  Common stock                                                            1,000           1,000           1,000
  Additional paid-in capital                                          6,090,953       9,632,112       9,632,112
  Accumulated (deficit)                                                (788,630)       (387,952)       (671,315)
                                                                   ------------    ------------    ------------
                  Total shareholders' equity                          5,303,323       9,245,160       8,961,797
                                                                   ------------    ------------    ------------
                                                                   $ 11,233,450    $ 11,155,102    $ 25,529,710
                                                                   ============    ============    ============



  The accompanying notes are an integral part of these financial statements.

                               HERCULES RIG CORP.


                              STATEMENTS OF INCOME



                                             Period From
                                             Inception,
                                           April 6, 1994,            Year Ended               Four Months Ended
                                               Through               December 31                   April 30
                                            December 31,    ---------------------------   -------------------------
                                                1994           1995           1996          1996          1997
                                           ---------------  ------------   ------------   -----------   -----------
                                                                                                 (Unaudited)
REVENUES                                     $  667,500     $   912,500    $ 1,541,500    $  511,333    $  670,204

COSTS AND EXPENSES:
  Cost of operations                            434,314         680,875        788,270       260,546       492,077
  General and administrative                    423,966         159,792        185,283        96,559         5,213
                                             ----------     -----------    -----------    ----------    ----------
                                                858,280         840,667        973,553       357,105       497,290
                                             ----------     -----------    -----------    ----------    ----------
INCOME (LOSS) FROM OPERATIONS                  (190,780)         71,833        567,947       154,228       172,914

OTHER:
  Interest income                                  -               -           349,467       195,290          -
  Interest expense                             (262,041)       (407,642)      (516,736)     (187,998)     (456,277)
                                             ----------     -----------    -----------    ----------    ----------
NET INCOME (LOSS) BEFORE
  INCOME TAXES                                 (452,821)       (335,809)       400,678       161,520      (283,363)

INCOME TAX EXPENSE                                 -               -              -             -             -
                                             ----------     -----------    -----------    ----------    ----------
NET INCOME (LOSS)                            $ (452,821)    $  (335,809)   $   400,678    $  161,520    $ (283,363)
                                             ==========     ===========    ===========    ==========    ==========



  The accompanying notes are an integral part of these financial statements.

                               HERCULES RIG CORP.


                       STATEMENTS OF SHAREHOLDER'S EQUITY



                                                      Common Stock       Additional
                                                  -------------------      Paid-In       Accumulated
                                                  Shares     Amount        Capital         Deficit
                                                  ------    --------    ------------     -----------
BALANCE AT INCEPTION, April 6, 1994                 -       $   -       $      -          $    -

ISSUANCE OF COMMON STOCK                           1,000       1,000      5,249,000            -

NET LOSS                                            -           -              -           (452,821)
                                                  ------    --------    -----------       ---------
BALANCE, December 31, 1994                         1,000       1,000      5,249,000        (452,821)

CAPITAL CONTRIBUTION                                -           -           841,953            -

NET LOSS                                            -           -              -           (335,809)
                                                  ------    --------    -----------       ---------
BALANCE, December 31, 1995                         1,000       1,000      6,090,953        (788,630)

CAPITAL CONTRIBUTION                                -           -         3,541,159            -

NET INCOME                                          -           -              -            400,678
                                                  ------    --------    -----------       ---------
BALANCE, December 31, 1996                         1,000       1,000      9,632,112        (387,952)

NET LOSS (unaudited)                                -           -              -           (283,363)
                                                  ------    --------    -----------       ---------
BALANCE, April 30, 1997 (unaudited)                1,000     $ 1,000    $ 9,632,112       $(671,315)
                                                  ======    ========    ===========       =========



  The accompanying notes are an integral part of these financial statements.

                               HERCULES RIG CORP.


                            STATEMENTS OF CASH FLOWS




                                                        Period From
                                                         Inception,
                                                       April 6, 1994,          Year Ended               Four Months Ended
                                                          Through              December 31                  April 30
                                                        December 31,    ---------------------------  --------------------------
                                                           1994            1995           1996          1996          1997
                                                      ---------------   -------------  ------------  ------------  ------------
                                                                                                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                    $   (452,821)    $  (335,809)   $  400,678    $  161,520    $  (283,363)
  Adjustments to reconcile net income (loss)
  to net cash provided by operating activities-
     Depreciation and amortization                          437,527         821,487       964,039       354,540        493,939
     (Increase) decrease in-
       Accounts receivable                                  (77,500)         77,500          -             -              -
       Other assets                                         (25,599)       (271,565)      (34,330)       (2,441)          -
       Amounts due from shareholders                           -               -         (349,467)     (195,290)          -
     Increase (decrease) in-
       Accounts payable and accrued liabilities             315,365         172,486      (245,883)     (237,076)       (11,972)
                                                       ------------     -----------    ----------    ----------    -----------
         Net cash provided by operating
           activities                                       196,972         464,099       735,037        81,253        198,604
                                                       ------------     -----------    ----------    ----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                   (9,517,915)     (1,144,015)     (514,075)     (216,751)      (311,798)
  Net borrowings from HOC                                      -            122,324        24,786       226,367        300,158
  Net payments from (advances to) HMSC                      (40,456)          9,316        31,140        31,140           -
                                                       ------------     -----------    ----------    ----------    -----------
         Net cash (used in) provided by
           investing activities                          (9,558,371)     (1,012,375)     (458,149)       40,756        (11,640)
                                                       ------------     -----------    ----------    ----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                  5,250,000            -             -             -              -
  Accretion of lease                                           -               -             -             -           337,403
  Payments on long-term debt                                   -           (182,178)     (276,663)     (122,040)          -
  Proceeds from long-term debt                                 -          4,000,000          -             -              -
  Payments on capital leases                                   -               -             -             -          (524,624)
  Net proceeds from (payments to) former shareholders     4,150,000      (3,308,047)         -             -              -
                                                       ------------     -----------    ----------    ----------    -----------
         Net cash provided by (used in)
           financing activities                           9,400,000         509,775      (276,663)     (122,040)      (187,221)
                                                       ------------     -----------    ----------    ----------    -----------
NET INCREASE (DECREASE) IN CASH                              38,601         (38,501)          225           (31)          (257)

CASH, beginning of period                                      -             38,601           100           100            325
                                                       ------------     -----------    ----------    ----------    -----------
CASH, end of period                                    $     38,601     $       100    $      325    $       69    $        68
                                                       ============     ===========    ==========    ==========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for-
     Interest                                          $       -        $   646,945    $  531,857    $  183,019    $   456,279

SUPPLEMENTAL NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Assets acquired through debt financing or
    under capital lease                                        -               -             -             -        14,556,909
  Assets acquired through purchases by HOC                1,100,000         402,130        18,734        15,531           -
  Capital contributed by forgiveness of debt                   -            841,953     3,541,159          -              -



  The accompanying notes are an integral part of these financial statements.

                               HERCULES RIG CORP.


                         NOTES TO FINANCIAL STATEMENTS


1. BUSINESS AND ORGANIZATION:

Hercules Rig Corp. (HRC or the Company) is engaged in the business of acquiring, through purchase or lease, offshore drilling and workover rigs and bareboat chartering the rigs to an affiliate, Hercules Offshore Corporation
(HOC), who in turn utilizes the rigs in contract drilling and workover services for oil and gas companies operating in the United States Gulf of Mexico.

The Company was incorporated in Texas in April 1994 to acquire a jack-up rig (Rig 25) from Chiles Offshore Corporation (Chiles). Rig 25 had previously been chartered by HOC with an option to purchase the rig from Chiles. In April 1994, HRC was incorporated, purchased the right to acquire Rig 25 from HOC, purchased Rig 25 from Chiles and entered into a bareboat charter agreement with HOC (see Note 4). The outstanding stock of HRC is owned by Rashid & Lee, Nominees, a private limited company in Malaysia. Effective January 1, 1997, HRC entered into an agreement with an affiliate of PLM Equipment Leasing Corporation of California (PLM), whereby HRC is leasing, with an obligation to purchase, Rig 22 (see Note 4). Also effective January 1, 1997, HRC entered into an agreement to bareboat-charter Rig 22 to HOC for a period of three years.

2. SUMMARY OF SIGNIFICANT
   ACCOUNTING POLICIES:

Revenue Recognition

Revenue under the bareboat charter agreements with HOC is recognized as the day rates are earned. In accordance with the agreements with HOC, HRC charges daily bareboat charter fees to HOC, regardless of whether the rigs are operated by HOC.

Major Suppliers, Customers,
Credit Risk and Liquidity

Under the terms of the bareboat charter agreements between HOC and HRC, all rig operating costs are paid by HOC and any capital expenditures for rig refurbishment or maintenance expenses are borne by HRC.

HOC, HRC's only customer, is primarily involved in the contract drilling and workover industry and has as its customers companies primarily engaged in the petroleum, exploration and production industries. This concentration of customers in one industry may impact the Company's overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic conditions.

The Company's liquidity should be considered in light of the significant fluctuations in demand experienced by drilling contracts as rapid changes in oil and gas producers' expectations and budgets occur. These fluctuations can rapidly impact the Company's liquidity as supply and demand factors directly affect utilization and day rates, which are the primary determinants of cash flow from the Company's operations. Based on current circumstances and assuming no other changes, the day rates charged to HOC for Rig 22 and Rig 25 are insufficient to enable the Company to meet its obligations of the $12 million maturing on January 3, 2000 for Rig 22 (see Note 6) and the Company's note payable to HOC of approximately $1.7 million maturing on January 1, 1999 (see Note 4).

Rigs, Equipment and Property

Depreciation is calculated using the straight-line method over the estimated rig asset life, net of estimated salvage value. At December 31, 1995 and 1996, Rig 25 was recorded at a cost of $12,164,057 and $12,696,865, respectively, net of accumulated depreciation of $1,115,187 and $1,903,456, respectively. Expenditures for settlements of rigs and equipment are capitalized as incurred. Expenditures for maintenance and repairs are charged to expense as incurred.

Deferred Costs

In 1995, HRC incurred costs and paid fees in connection with various financing arrangements (see Note 3). These costs, primarily legal fees, underwriters' costs and loan commitment fees, were deferred and included in other assets at December 31, 1995, at a cost of $271,565 net of accumulated amortization of $135,415 and were being amortized into the results of operations through the date of loan repayment in December 1996. Also included in other assets are organizational costs incurred during the formation of the Company. These costs are being amortized on a straight-line basis over five years. At December 31, 1995 and 1996, organizational costs were recorded at a cost of $25,599, net of accumulated amortization of $8,409 and $13,698, respectively. The Company recorded amortization expense of approximately $3,000, $141,000, and $176,000 during the period from inception through December 31, 1994 and for the years ended December 31, 1995 and 1996.

Income Taxes

The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the tax provision is determined based upon the liability method in which deferred tax assets and liabilities are recognized based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. SFAS No. 109 provides, in part, that a deferred tax asset shall be evaluated for realization based on a more-likely-than-not criteria.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Information

The interim financial statements as of April 30, 1997, and for the four months ended April 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

3. SHAREHOLDER ADVANCES
   AND LONG-TERM DEBT:

In 1994, in connection with the original capitalization of the Company, the shareholder advanced $9.4 million to the Company to fund the acquisition of Rig 25 from Chiles (see Note 4 for additional discussion of the purchase of Rig
25). Of this advance, $5,250,000 was recorded as equity of the Company. The remaining $4,150,000 was established as a payable to the shareholder pursuant to terms and conditions as set forth in a promissory note to the shareholder. HRC accrued interest on the note at prime resulting in accrued interest of $446,623 through July 1995.

In July 1995, the Company borrowed $4,000,000 from Tufton Oceanic Finance Corp. (Tufton), secured by Rig 25, of which the $3.7 million net proceeds were used to repay the accrued interest and debt to the Company's shareholder. As part of the agreement with the lender, HRC's remaining debt to its shareholder of $841,953 was contributed to HOC as additional paid-in capital at that time.
The $4,000,000 note payable to Tufton was payable in monthly installments of principal and interest equal to the revenues earned by HRC on the bareboat charter of Rig 25. These payments were applied first to accrued interest with the remaining portion applied to principal. The balance of the note was due on July 14, 1996, which was subsequently extended through December 3, 1996. Interest on the note ranged from 12 percent to 15 percent. The remaining balance of approximately $3,541,000 was repaid on December 3, 1996, from funds received as a capital contribution from the shareholder of HRC (see Note 4).

4. RELATED-PARTY TRANSACTIONS:

Hercules Offshore Corporation

HOC and the Company are affiliated through a common board of directors and management. The accounts of HOC are not combined with those of the Company for financial reporting purposes.

Prior to 1994, HOC leased Rig 25 from a third party and had paid a deposit of $1 million toward the purchase of the rig. During 1994, HOC sold the option to purchase Rig 25 to HRC for $100,000 and HRC purchased the rig from the third party for $9.5 million (the total purchase price was $10.5 million, including the $1 million deposit paid by HOC). HRC has recorded the $1.1 million as a payable to HOC, which is included in the $1,667,974 payable to HOC as of December 31, 1996. The Company entered into a two-year bareboat charter agreement with HOC, providing for a day rate of $2,500. Effective January 1, 1996, the bareboat charter was amended to provide for a day rate of $4,250 through December 22, 1996. Amounts due to the Company pursuant to the incremental day rate totaling $626,500 pursuant to this amendment have been recorded as a reduction of the Company's payable to HOC at December 31, 1996. Once the term of this amendment expired, the lease was extended on a month-to-month basis at a day rate of $2,500 which will continue until terminated with one month's notice by either party. During 1996 and prior years, HOC periodically incurred and paid certain capital improvements related to Rig 25. HRC has recorded an account payable to HOC for approximately $1.2 million of these costs which has been reflected as an increase to the net account payable balance to HOC resulting in a net payable balance to HOC of $1,667,974 on the December 31, 1996, balance sheet. The net payable to HOC matures on January 1, 1999.

During 1995, HRC borrowed $4 million (secured by Rig 25) and used the $3.7 million net proceeds to repay its shareholder for advances paid to HRC in 1994, who in turn loaned the proceeds to the former shareholders of HOC who in turn loaned $3.7 million to HOC pursuant to an interest-free loan. All interest expense and amortization of loan costs were recorded by HRC. Subsequent to December 31, 1996, and effective for the year ended December 31, 1996, HRC charged its shareholder who in turn charged the former shareholders of HOC who in turn charged HOC $349,467 of interest expense. HRC has recorded interest income and a receivable from the former shareholders of HOC as of December 31, 1996. On December 3, 1996, HOC repaid $3,541,159 of its loan balance of approximately $3,754,000 directly to Tufton on behalf of HRC as full repayment of HRC's outstanding loan balance. This loan repayment was deemed to have been paid to HOC's former shareholders and as contributed capital to HRC from its shareholder.

Effective January 1, 1997, HRC entered into an agreement with an affiliate of PLM Equipment Leasing Corporation of California (PLM) to bareboat-charter a jack-up rig (Rig 22) at a day rate of $5,500 for three years with an obligation to purchase the rig for $12,000,000 at the end of the lease term. Also effective January 1, 1997, the Company entered into a three-year operating lease agreement to bareboat-charter this jack-up rig to HOC at a day rate of $3,164. The Company has accounted for its lease as a capital lease in 1997.

Hercules Marine Services Corporation

Hercules Marine Services Corporation (HMSC), a Malaysian-owned company, and HRC are affiliated through a common board of directors and management. The accounts of HMSC are not combined with those of the Company for financial reporting purposes.

Throughout 1994, the Company loaned various amounts to HMSC on an unsecured basis for working capital purposes. At December 31, 1996, the outstanding balance was $420,401 and was noninterest-bearing and payable on demand at the option of the Company. The Company has fully reserved the unpaid balance.

5. INCOME TAXES:

The tax effect of significant temporary differences representing deferred tax assets and liabilities is as follows:

                                                        1995           1996
                                                     ------------   ------------
  Deferred tax liabilities-
    Deferred tax liability related to drilling and
      workover rigs and equipment                    $ 1,614,500    $ 2,216,649
                                                     -----------    -----------
  Deferred tax assets-
    Tax net operating loss carryforwards               1,768,358      2,590,554
    Other                                                142,800        142,800
    Valuation allowance                                 (296,658)      (516,705)
                                                     -----------    -----------
                                                       1,614,500      2,216,649
                                                     -----------    -----------
  Deferred tax liability, net                        $     -        $      -
                                                     ===========    ===========

As of December 31, 1996, the Company has U.S. federal tax net operating loss
(NOL) carryforwards of $7,619,277 which are available to offset future taxable income. If not utilized, these NOL carryforwards will expire as follows:
$1,578,566 in 2009, $3,622,487 in 2010 and $2,418,224 in 2011.  A valuation allowance of $516,705 has been recorded to offset the related deferred tax assets due to the uncertainty of realizing loss carryforwards. Under the Internal Revenue Code, a change in ownership of the Company can cause a limitation in the ability of the Company to use existing NOL carryforwards in any one year.

6. COMMITMENTS AND CONTINGENCIES:

Management believes that the Hercules Company is currently not involved in any asserted litigation and is unaware of any threatened litigation. Management believes that the Company maintains an adequate level of liability insurance coverages. In the opinion of management, uninsured losses, if any, in excess of those accrued will not have a material adverse effect on the Company's financial position or results of operations.

Lease Commitments

Effective January 1, 1997, the Company entered into a lease for Rig 22. The Company's lease commitment for this rig is $2,007,500 for each of the three years following January 1, 1997, and, in addition, HRC has an obligation to purchase the rig at any time on or prior to January 3, 2000. The rig may be purchased by the Company at its option in the first year of the lease for a purchase price of $11 million. If the option is exercised by the Company in the second year, the purchase price will be $11.5 million. If not previously purchased, HRC must purchase the rig in the third year of the lease agreement for $12 million. HRC must give the lessor 90 days' notice of its intention to purchase the rig. During the 90-day period, HRC will continue to owe a daily bareboat charter fee payment of $5,500. None of the bareboat charter fee payments by HRC reduce the lump-sum purchase price options or obligation of the rig. The lease obligation is secured by both Rig 22 and Rig 25.

Rig 22 is currently leased to HOC for $3,164 per day under a bareboat charter agreement between HOC and HRC, expiring January 2, 2000. HOC has no option to purchase the rig from HRC. Based on current circumstances and assuming no other changes, the day rates charged to HOC for Rig 22 and Rig 25 are insufficient to enable the Company to meet its obligations of the $12 million maturing on January 3, 2000 for Rig 22.


SUBSEQUENT EVENT
   (UNAUDITED):

On May 9, 1997, the shareholder of HRC entered into a definitive stock purchase agreement to sell all of the outstanding stock of HRC for $50 million to Parker Drilling Company. The agreement is conditional upon Parker Drilling Company's acquisition of HOC for $145 million and is terminable if the transaction fails to close by December 31, 1997.